UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                  January 31, 2019

     CERES ORION L.P.
(Exact name of registrant as specified in its charter)

New York	000-50271	22-3644546
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                     (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Management Agreement – John Street Capital LLP
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into a management agreement dated as of February 1, 2019 (the “Management Agreement”) with John Street Capital LLP, a limited liability partnership registered in England and Wales (“John Street”) pursuant to which John Street shall manage the portion of the Registrant’s assets allocated to it.
The General Partner has initially selected John Street’s Systematic Strategy Program to manage the Registrant’s assets allocated to John Street. This trading may be conducted either directly or indirectly through an investment in a master fund of which the General Partner would be the general partner and John Street would be the advisor.
The initial amount of leverage applied to the assets allocated to John Street, either directly or indirectly through a master fund, shall be 2.0 times the assets of the Registrant allocated to John Street by the General Partner; provided, however, if the allocation of assets to John Street is $80 million or less, the amount of leverage shall decrease to 1.5 times.  The General Partner and John Street may agree in writing to change the amount of leverage applied to the assets allocated to John Street by the General Partner from time to time.
Pursuant to the Management Agreement, the Registrant pays John Street a monthly management fee equal to 1/12 of 1.35% (1.35% per year) of the month-end net assets (as defined in the Management Agreement) allocated to John Street.  John Street also receives a quarterly incentive fee equal to 22.5% of new trading profits (as defined in the Management Agreement) earned by John Street in each quarterly period. To the extent the assets allocated to John Street is $80 million or less, the monthly management fee and the incentive fee paid to John Street shall be 1/12 of 1.5% (1.5% per year) and 20%, respectively.
The Management Agreement expires on September 30, 2019.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Management Agreement.
A copy of the Management Agreement is filed herewith as Exhibit 10.1.
Item 1.02.  Termination of a Material Definitive Agreement.
Effective January 31, 2019, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant terminated the management agreement dated as of March 11, 2014, and amended as of March 26, 2018 (the “Management Agreement”), with Willowbridge Associates Inc. (“Willowbridge”) pursuant to which Willowbridge managed the portion of the Registrant’s assets allocated to it.  The General Partner terminated the Management Agreement because Willowbridge is no longer trading on behalf of the Registrant.

Item 9.01  Financial Statements and Exhibits
(d)  Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description
10.1	Management Agreement by and among the Registrant, the General Partner and John Street.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CERES ORION L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  February 6, 2019